                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: May 29, 1998


                                DOVER CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                                        53-0257888
(State of Incorporation)                   (I.R.S. Employer Identification No.)



     280 Park Avenue, New York, NY                                     10017
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:   (212) 922-1640

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 5.

ITEM 5.  OTHER EVENTS.

         a. On May 7, 1998, the Company issued a news release announcing its intention to pursue a plan to spin off its elevator business ("Elevator Spin") to Company stockholders as an independent publicly traded company, a copy of which was filed as an exhibit to a report on Form 8-K dated May 7, 1998 which report was filed with the Securities and Exchange Commission on May 8, 1998. Pro forma Condensed Financial Information showing the effect of the Elevator Spin is included in Item 7.

         b. In connection with a proposed offering of notes and debentures by the Company under the Registration Statement on Form S-3 which was declared effective by the SEC on March 24, 1998 (the "Notes and Debentures Offering"), the Company intends to note in the Prospectus (and in a supplement thereto) relating to the Notes and Debentures Offering that the Company emphasizes growth and strong internal cash flow. It has a long-standing and successful acquisition program pursuant to which, from January 1, 1993 through December 31, 1997, the Company made 60 acquisitions at a total acquisition cost of $1.375 billion. These acquisitions have had a substantial impact on the increase in the Company's sales and earnings since 1993. The Company's acquisition program traditionally focused on acquiring new or stand-alone businesses. However, since 1993, increased emphasis has been placed on acquiring businesses which can be added to existing operations. Approximately 35% of the $1.375 billion mentioned above was spent on this type of acquisition. In 1997, the Company completed two "stand-alone" and 15 "add-on" acquisitions at a total cost of about $261 million. In the three months ended March 31, 1998, the Company completed two "stand-alone" acquisitions and three "add-on" acquisitions at a total cost of $120 million. The Company has completed additional acquisitions since March 31, 1998. The Company has no target or budget for annual acquisition spending and is constantly seeking businesses marked by growth, innovation, higher than average profitability, and market leadership. Based on acquisitions completed, and discussions in progress, the Company expects acquisition spending in 1998 will exceed that of 1997 and is likely to exceed, possibly by a significant amount, the previous record level of $323 million (in 1995). There can be no assurance, however, that the Company will find this level of appropriate acquisition opportunities and be able to acquire them on acceptable terms. The Company believes that the total 1998 acquisition cash requirements will be funded from internal cash flow, commercial paper backed by existing bank lines of credit, the expected dividend from the Elevator Spin and the proposed Notes and Debentures Offering. No assurances can be given that the proposed Notes and Debentures Offering of debt securities will be consummated.

                           FORWARD LOOKING STATEMENTS

         This Report on Form 8-K contains forward looking statements within the meaning of the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended). Forward-looking statements are subject to inherent uncertainties and risks, and could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. In light of these risks and uncertainties, actual events and results may vary significantly from those included in or contemplated or implied by such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Pro forma Condensed Financial Information.
         Pro forma Condensed Balance Sheet at March 31, 1998.
         Pro forma Condensed Statement of Earnings for the three months ended March 31, 1998.
         Pro forma Condensed Statement of Earnings for the year ended December 31, 1997.
         Pro forma Condensed Notes to Financial Information.



                                DOVER CORPORATION
                    PRO FORMA CONDENSED FINANCIAL INFORMATION

The following presents unaudited pro forma condensed financial information of the Company, as adjusted to give effect to the Elevator Spin as of the beginning of the earliest period presented for statement of earnings purposes and as of the end of the period presented for balance sheet purposes. The unaudited pro forma condensed financial information assumes that Dover Elevator will borrow $175 million from external sources and use it, together with excess cash on hand to pay a dividend of $200,000 (see Note 1) and settle its intercompany obligations, however, these financing arrangements are not finalized. The $175 million represents the mid-point in a 150-200 million range, which will occur based on Dover Elevator's financial position at the spin-off date. The historical financial information for Dover Elevator has been derived from the historical financial statements of the Company and is intended only for presentation of the Company's pro forma financial information. This data is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations of the Company or Dover Elevator which would have occurred had the spin-off actually been consummated as of such dates, nor is this information indicative of the future financial position or results of operations of the Company or Dover Elevator. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in the Prospectus and the Consolidated Financial Statements and Notes thereto of the Company incorporated herein by reference.

                               DOVER CORPORATION
                 PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                               AT MARCH 31, 1998
                                 (IN THOUSANDS)



                                                               Dover              Dover                               Dover
                                                            Corporation          Elevator       Pro Forma          Corporation
                                                             Historical         Historical     Adjustments          Pro Forma
                                                            ------------        ----------     -----------         ------------
Assets:
-------
Current Assets:
  Cash & cash equivalents                                   $  106,282          $ 28,353       $      --           $   77,929
  Marketable securities                                         24,267                --                               24,267
  Receivables, net of allowance for doubtful accounts          804,726           200,567                              604,159
  Inventories                                                  610,016            68,556                              541,460
  Prepaid expenses                                              65,293             5,487                               59,806
                                                            ----------          --------       ---------           ----------
    Total current assets                                     1,610,584           302,963              --            1,307,621
                                                            ----------          --------       ---------           ----------
Property, plant & equipment (at cost)                        1,311,111           140,157                            1,170,954
Accumulated depreciation                                       724,410            85,522                              638,888
                                                            ----------          --------       ---------           ----------
  Net property, plant & equipment                              586,701            54,635              --              532,066
                                                            ----------          --------       ---------           ----------
Intangible assets, net of amortization                       1,151,726            33,341                            1,118,385
Other intangible assets                                         10,368             3,009                                7,359
Deferred charges & other assets                                 38,815             2,254                               36,561
                                                            ----------          --------       ---------           ----------
                                                            $3,398,194          $396,202       $      --           $3,001,992
                                                            ==========          ========       =========           ==========

Liabilities:
------------
Current Liabilities
  Notes payable                                             $  508,530          $  2,423       $(193,589)(1)       $  312,518
  Current maturities of long-term debt                             960                --                                  960
  Accounts payable                                             223,825            29,231                              194,594
  Accrued compensation & employee benefits                     118,249            24,241                               94,008
  Accrued insurance                                            114,547            76,565                               37,982
  Other accrued expenses                                       237,108            51,041                              186,067
  Income taxes                                                  45,096            (2,248)                              47,344
                                                            ----------          --------       ---------           ----------
    Total current liabilities                                1,248,315           181,253        (193,589)             873,473
                                                            ----------          --------       ---------           ----------
Long-term debt                                                 261,647                                                261,647
Receivables from Dover Corporation                                                (1,411)
Deferred taxes                                                  44,604            (8,701)                              53,305
Deferred compensation                                           69,181            11,981                               57,200

Stockholders' equity:
---------------------
Common stock                                                   234,927                                                234,927
Subsidiary common stock                                                              200
Additional paid-in surplus                                       7,972                                                  7,972
Subsidiary additional paid-in surplus                                              2,425
Cumulative translation adjustments                             (39,239)          (10,480)                             (28,759)
Unrealized holding gains (losses)                                2,472                --                                2,472
                                                            ----------          --------       ---------           ----------
Accumulated other comprehensive earnings                       (36,767)          (10,480)             --              (26,287)
Retained earnings                                            1,772,155                           (28,560)(2)        1,743,595
Subsidiary Retained earnings                                                     220,935         200,000 (1)
Less: Treasury stock                                           203,840                --                              203,840
                                                            ----------          --------       ---------           ----------
    Total stockholders' equity                               1,774,447           213,080         171,440            1,756,367
                                                            ----------          --------       ---------           ----------
                                                            $3,398,194          $396,202       $ (22,149)          $3,001,992
                                                            ==========          ========       =========           ==========

                               DOVER CORPORATION
             PRO FORMA CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             Dover          Dover                         Dover
                                          Corporation      Elevator        Pro Forma    Corporation
                                           Historical     Historical      Adjustments    Pro Forma
Net sales                                  $1,148,584     $218,575           $486 (3)     $930,495
Cost of sales                                 752,450      154,565            486 (3)      598,371
                                           ----------     --------           ----         --------
  Gross profit                                396,134       64,010             --          332,124
Selling and administrative expenses           253,408       38,905                         214,503
                                           ----------     --------           ----         --------
  Operating profit                            142,726       25,105             --          117,621
                                           ----------     --------           ----         --------
Other deductions (income):
  Interest expense                             11,926           87                          11,839
  Interest income                              (5,314)        (134)                         (5,180)
  Foreign exchange                              1,499          420                           1,079
  All other, net                               (1,756)        (412)                         (1,344)
                                           ----------     --------           ----         --------
    Total                                       6,355          (39)            --            6,394
                                           ----------     --------           ----         --------
Earnings before taxes on earnings             136,371       25,144             --          111,227
  Federal & other taxes on earnings            46,376        8,992                          37,384
                                           ----------     --------           ----         --------
Net earnings                               $   89,995      $16,152           $ --         $ 73,843
                                           ==========     ========           ====         ========
Net earnings per common share:
  -Basic                                   $     0.40                                     $   0.33
  -Diluted                                 $     0.40                                     $   0.33

Weighted average number or common shares
outstanding during the period:
  -Basic                                      222,775                                      222,775
  -Diluted                                    224,822                                      224,822


                               DOVER CORPORATION
             PRO FORMA CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             Dover          Dover                                                 Dover
                                          Corporation     Elevator       Disposition of          Pro Forma     Corporation
                                           Historical   Historical(4)  European Elevator(4)     Adjustments     Pro Forma
Net sales                                  $4,547,656      $852,871        $ 27,386                $2,170 (3)   $3,669,569
Cost of sales                               2,975,920       613,735          22,087                 2,170 (3)    2,342,268
                                           ----------     ---------        --------                ------       ----------
  Gross profit                              1,571,736       239,136           5,299                    --        1,327,301
Selling and administrative expenses           959,067       146,544           4,729                                807,794
                                           ----------     ---------        --------                ------       ----------
  Operating profit                            612,669        92,592             570                    --          519,507
                                           ----------     ---------        --------                ------       ----------
Other deductions (income):
  Interest expense                             46,888           331             394                                 46,163
  Interest income                              (9,918)         (731)            (77)                                (9,110
  Foreign exchange                             (4,566)          165             295                                 (5,026)
  All other, net                              (36,571)          415         (32,577)                                (4,409)
                                           ----------     ---------        --------                ------       ----------
    Total                                      (4,167)          180         (31,965)                   --           27,618
                                           ----------     ---------        --------                ------       ----------
Earnings before taxes on earnings             616,836        92,412          32,535                    --          491,889
  Federal & other taxes on earnings           211,405        36,066           8,113                             $  167,226
                                           ----------     ---------        --------                ------       ----------
Net earnings                               $  405,431     $  56,346        $ 24,422                $   --       $  324,663
                                           ==========     =========        ========                ======       ==========
Net earnings per common share:
  -Basic                                   $     1.82                                                           $     1.45
  -Diluted                                 $     1.79                                                           $     1.43

Weighted average number or common shares
outstanding during the period:
  -Basic                                      223,181                                                              223,181
  -Diluted                                    226,815                                                              226,815

                               DOVER CORPORATION
         NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                 (IN THOUSANDS)

1. - Represents the net result of a dividend received from Dover Elevator prior to the Elevator Spin, settlement of an intercompany balance owed to Dover Elevator, and payment of spin-off expenses.

     The proceeds have been assumed to be utilized as follows:     MARCH 31, 1998
          Dividend declared by Dover Elevator                        $ 200,000
          Less: settlement of intercompany balance owed to
                  Dover Elevator                                        (1,411)
                spin-off expenses                                       (5,000)
                                                                     ---------
          Net change in Notes payable                                $ 193,589
                                                                     =========

2. - Represents a dividend to Dover Corporation stockholders' calculated as follows:

          Dover Corporation's equity in Dover Elevator
               Subsidiary common stock                               $     200
               Subsidiary additional paid-in surplus                     2,425
               Subsidiary retained earnings                            220,935
               Dividend declared by Dover Elevator                    (200,000)
                                                                     ---------
                 Dover's remaining equity in Dover Elevator             23,560
          Spin-off expenses                                              5,000
                                                                     ---------
                                                                     $  28,560
                                                                     =========

3. - Intercompany sales between Dover Elevator and Dover Corporation previously eliminated.

4. - Effective June 1997 Dover sold its European elevator operations. The amounts reported in the disposition column include the results of operations of the European elevator operations up to the sale date and the gain on those sales and applicable taxes. The historical statement of earnings of Dover Elevator for the year ended December 31, 1997 does not include earnings attributable to operations of Dover Elevator which were disposed of during 1997 because they will not be included in the Elevator Spin.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DOVER CORPORATION


Date: May 29, 1998                          /s/John F. McNiff
                                            ------------------------------------
                                            John F. McNiff, Vice President
                                            and Treasurer